UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 9, 2005

NeoPharm, Inc.

(Exact name of registrant as specified in charter)

Delaware	33-905163	51-0327886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 Lakeside Drive, Waukegan, IL

60085

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 887-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 8.01.  Other Events

(a)           On December 9, 2005, NeoPharm, Inc. issued a press release announcing the completion of enrollment in its PRECISE Trial for cintredekin besudotox.  A copy of the press release is being furnished as Exhibit 99.1 to the Current Report on Form 8-K.

The information in this Current Report on Form 8-K, Item 8.01(a), including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, not shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

(b)           On December 9, 2005, NeoPharm, Inc. (the “Company”) announced that it had received notification that its cintredekin besudotox (IL13-PE38QQR) Pivotal Phase III PRECISE trial for the treatment of Glioblastoma Multiforme (GBM) has achieved the 270 intent-to-treat patient enrollment milestone, as established by the PRECISE Trial protocol.   As previously reported, the PRECISE Trial protocol allows for enrollment of up to 300 patients in order to obtain 270 patients with confirmed GBM at first recurrence at study entry surgical resection for the intent-to-treat patient population.  Only 288 patients were required to be enrolled to meet the 270 intent-to-treat patient population.

In addition, the Company reported in November 2005 that it had been notified by the independent Data Monitoring Committee (iDMC) for the PRECISE Trial that the study had reached the criterion for the second futility analysis (100 deaths).  The Company is awaiting the iDMC’s analysis of the data and its recommendation to the Company, currently expected to be received in December 2005.  In May of 2005, the Company reported that it had been notified by the iDMC that the study had reached the criterion for the first futility analysis (50 deaths), and later in June that the iDMC recommended, after analysis of the data, that the study continue as planned.  The iDMC will apply the same statistical methods to analyze the data at the second futility analysis as were used in June.

Futility analyses are used by the iDMC, along with other study information that is only available to the iDMC, to assess the current status of the study in terms of comparative treatment efficacy. Based on its review of this information, there are currently three potential recommendations that the iDMC can make to the Company:

1)     Continue the trial as per the approved protocol,

2)     Continue the trial, but add up to 25% (75) more patients to account for data variability, or

3)     Stop the trial.

Even in the event of a recommendation to increase the number of patients in the trial, the interim efficacy statistical analysis for the trial would continue to be triggered at 160 deaths, with final efficacy at 215 deaths, as per the Company’s amended Special Protocol Assessment (SPA).  If the results from the interim efficacy analysis meet the requirements of the amended SPA, that is, overall survival data that favors cintredekin besudotox, and that is highly statistically significant (p value less than or equal to 0.005) a Biologic License Application (BLA) could be made as early as the second half of 2006 which creates the potential for the first sales of the product in 2007.

Item 9.01.   Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit 99.1                            Press Release dated December 9, 2005 announcing NeoPharm, Inc.’s completion of enrollment in its PRECISE Trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

		By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer
(Principal Accounting Officer and
Principal Financial Officer)

Date:	December 12, 2005